INDEPENDENT AUDITORS' REPORT
 To the Board of Directors of
   Current Income Shares, Inc.:
 In planning and performing our audit of the
financial statements of Current Income Shares,
Inc. (the Fund) for the year ended December
31,  2000, (on which we have issued our
report dated  February 8, 2001), we
considered its internal  control, including
control activities for  safeguarding securities,
in order to determine  our auditing procedures
for the purpose of  expressing our opinion on
the financial  statements and to comply with
the requirements  of Form N-SAR, not to
provide assurance on the  Fund's internal
control.
 The management of the Fund is responsible
for  establishing and maintaining internal
control.  In  fulfilling this responsibility,
estimates and  judgments by management are
required to assess  the expected benefits and
related costs of  controls.  Generally, controls
that are relevant to  an audit pertain to the
entity's objective of  preparing financial
statements for external  purposes that are fairly
presented in conformity  with accounting
principles generally accepted in  the United
States of America.  Those controls  include the
safeguarding of assets against  unauthorized
acquisition, use or disposition.
 Because of inherent limitations in internal
control, error or fraud may occur and not be
detected.  Also, projection of any evaluation of
internal control to future periods is subject to
the  risk that it may become inadequate
because of  changes in conditions, or that the
degree of  compliance with policies or
procedures may  deteriorate.
 Our consideration of the Fund's internal
control  would not necessarily disclose all
matters in  internal control that might be
material  weaknesses under standards
established by the  American Institute of
Certified Public  Accountants.  A material
weakness is a  condition in which the design or
operation of  one or more of the internal
control components  does not reduce to a
relatively low level the risk  that misstatements
caused by error or fraud in  amounts that
would be material in relation to the  financial
statements being audited may occur  and not
be detected within a timely period by
employees in the normal course of performing
their assigned functions.  However, we noted
no  matters involving the Fund's internal
control  and its operation, including controls
for  safeguarding securities, that we consider
to be  material weaknesses as defined above as
of  December 31, 2000.
 This report is intended solely for the
information  and use of management, the
Board of Directors  of Current Income Shares,
Inc., and the  Securities and Exchange
Commission and is not  intended to be and
should not be used by anyone  other than these
specified parties.
 /s/Deloitte & Touche LLP
 February 8, 2001